UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013 (March 25, 2013)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 26, 2013, Key Energy Services, Inc. (the “Company”) announced that T.M. “Trey” Whichard, III retired, effective March 25, 2013, as Senior Vice President and Chief Financial Officer. Mr. Whichard will remain an employee of the Company until June 24, 2013. In connection with his departure, (i) Mr. Whichard will receive $780,000 payable over the next 24 months and certain other benefits and (ii) Mr. Whichard’s unvested equity and outstanding performance units will vest, all in accordance with the terms of his employment agreement with the Company, dated March 26, 2009, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 1, 2009 with the Securities & Exchange Commission.

(c) On March 26, 2013, the Company announced the appointment by the Board of Directors (the “Board”) of John Marshall Dodson as Senior Vice President and Chief Financial Officer of the Company and to serve as the Company’s principal financial officer, effective March 25, 2013.

Mr. Dodson, age 42, joined the Company as Vice President and Chief Accounting Officer on August 22, 2005 and served in that capacity until being appointed Vice President and Treasurer on June 8, 2009. From February 6, 2009 until Mr. Whichard’s election as the Company’s new Chief Financial Officer on March 26, 2009, Mr. Dodson served in the additional capacity as interim principal financial officer. Prior to joining the Company, Mr. Dodson served in various capacities at Dynegy, Inc., an electric energy production and services company, from 2002 to August 2005, most recently serving as Managing Director and Controller, Dynegy Generation since 2003. Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc. Mr. Dodson received a BBA from the University of Texas at Austin in 1993.

Effective as of the date of his appointment as Chief Financial Officer, Mr. Dodson received a restricted stock award grant of 100,000 shares under the Key Energy Services, Inc. 2012 Equity and Cash Incentive Plan. The shares will vest ratably over a three year period.

In addition, Mr. Dodson entered into an employment agreement (the “Employment Agreement”), dated as of March 25, 2013, with Key Energy Services, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Key LLC”). The Employment Agreement provides for an initial term until January 1, 2015 and automatically renews for successive one-year extension terms unless terminated by Mr. Dodson or Key LLC at least 90 days prior to the commencement of an extension term. The Employment Agreement provides that Mr. Dodson receives an annual salary of $350,000, which can be increased (but not decreased) at the discretion of the Compensation Committee (the “Committee”) and the Chief Executive Officer (the “CEO”). Mr. Dodson is also eligible to participate in the Company’s cash performance compensation plan providing for incentive bonuses or other cash incentives payable upon the achievement of goals set forth in the Company’s strategic plan as developed by the Committee, after consultation with the CEO and Mr. Dodson. In addition, Mr. Dodson is entitled to participate in awards of equity-based incentives at the discretion of the Board or the Committee. Mr. Dodson also receives comprehensive medical and dental plans available to the Company’s senior management pursuant to which all medical and dental expenses incurred by him and his spouse and children will be reimbursed through insurance or, in the absence of insurance, directly by Key LLC, so that he has no out-of-pocket cost with respect to such expenses.

If, during the term of his employment, Mr. Dodson’s employment is terminated by Key LLC for any reason other than for Cause or Disability (each as defined in the Employment Agreement), including non-renewal of the Employment Agreement, or by Mr. Dodson for Good Reason (as defined in the Employment Agreement), Mr. Dodson will be entitled to severance compensation equal to 2 times his annual base salary in effect at the time of termination payable in equal installments over a 24-month period following termination. If Mr. Dodson’s employment is terminated as a result of Disability (as defined in the Employment Agreement), he will be entitled to severance compensation equal to one times his base salary, payable in 12 monthly installments, reduced by the amount of any employer-provided disability insurance proceeds actually paid during such time. In addition, in the event of termination of Mr. Dodson’s employment within one 1 year following a Change in Control of the Company (as defined in the Employment Agreement) (i) by Key LLC for any reason other than for Cause (including Disability or non-renewal of the Employment Agreement) or (ii) by Mr. Dodson for Good Reason, his severance compensation will be increased to three times his annual salary plus three times his annual target cash bonus, and will be payable in a lump sum on the date of his termination.

If Mr. Dodson’s employment is terminated by Key LLC for any reason other than for Cause (including Disability or non-renewal of the Employment Agreement) or by Mr. Dodson for Good Reason (and not as a result of death), Mr. Dodson will be entitled to continued employment benefits until the earlier of: (i) the second anniversary of the termination date, (ii) the last date of eligibility under the applicable benefits or (iii) the date when he commences full-time employment with another employer. The Company will pay the premiums for COBRA health coverage for Mr. Dodson and his covered family members for the period COBRA provides. In the event of a Change in Control of the Company, these benefits will be paid in a lump sum at the time of termination. In addition, if Mr. Dodson’s employment is terminated by Key LLC for any reason other than for Cause (including Disability or non-renewal of the Employment Agreement), is terminated by him for Good Reason or is terminated due to his death, any equity-based incentives held by Mr. Dodson that have not vested prior to the termination date shall immediately vest and all vested equity-based incentives shall remain exercisable until the earlier of (i) the first anniversary date of the termination or (ii) the stated expiration date of the equity-based incentive.

The Employment Agreement contains a comprehensive non-compete provision that prohibits Mr. Dodson from engaging in any activities that are competitive with the Company or Key LLC during his employment, and for any period in which he is receiving severance compensation from Key LLC (or if payment of severance compensation is increased due to a Change of Control, for a period of three years after the termination of employment) or for twelve months following termination if he receives no severance compensation from Key LLC.

Mr. Dodson will not be entitled to a gross-up payment under the Employment Agreement for the excise taxes that may be levied on “excess parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986 (the “Code”)) made to him upon a change of control. The Employment Agreement provides for compliance with the provisions of Section 409A of the Code concerning the payment of potential future benefits to Mr. Dodson and reimbursement of any tax penalties owed pursuant to Section 409A of the Code on an after-tax basis.

The Committee’s compensation consultant reviewed and approved the recommended changes to Mr. Dodson compensation in connection with his promotion to chief financial officer.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Dodson does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K. Mr. Dodson does not have any interests requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Index to Exhibits, which follows the signature page to this Current Report on Form 8-K and is incorporated herein by reference, sets forth a list of those exhibits filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: March 28, 2013	By:	/s/ KIMBERLY R. FRYE
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 25, 2013, by and between John Marshall Dodson and Key Energy Services, LLC.

99.1	Press release dated March 26, 2013.